SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

| | Preliminary Proxy Statement
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HRE PROPERTIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|x| No fee required.
|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                             HRE PROPERTIES, INC.

                              321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 MARCH 11, 1998


     Notice is hereby given that the Annual Meeting of Stockholders of HRE Properties, Inc. (the "Company") will be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on Wednesday, March 11, 1998, at 11:00 a.m. for the following purposes:

   1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company from HRE Properties, Inc. to Urstadt Biddle Properties Inc.;

   2. To elect three Directors to serve for the ensuing three years;


   3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the ensuing year; and


   4. To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Stockholders of record as of the close of business on January 27, 1998 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.


        WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON,
         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.



                                        By Order of the Directors


                                        /s/ James R. Moore

                                        JAMES R. MOORE
                                        Secretary



January 28, 1998

                             HRE PROPERTIES, INC.

                              321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                              ------------------
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 11, 1998

     This Proxy Statement is furnished to stockholders of HRE Properties, Inc., a Maryland corporation (hereinafter called the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on March 11, 1998 at 11:00 a.m. for the purposes set forth in the Notice of Meeting.

     The solicitation is made on behalf of the Directors of the Company and the costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the shares.

     Holders of record of Common Shares of the Company (the "Common Shares") as of the close of business on the record date, January 27, 1998 (the "Record Date"), are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Shares constitute the only class of securities entitled to vote at the Meeting, and each Common Share entitles the holder thereof to one vote. At the close of business on January 27, 1998, there were 5,710,457 Common Shares issued and outstanding.

     Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted for (i) the proposed amendment to the Company's Articles of Incorporation (the "Charter Amendment") to change the name of the Company from HRE Properties, Inc. to Urstadt Biddle Properties Inc., (ii) the election of the three Directors and (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the ensuing fiscal year, and, in the named proxies' discretion, as to any other matter which may properly come before the Meeting. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

     The Annual Report to stockholders for the Company's fiscal year ended October 31, 1997 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on or about January 29, 1998. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830(telephone: 203-863-8200; fax:
203-861-6755).


                         PROPOSAL 1. CHARTER AMENDMENT
                       TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has unanimously approved the proposed Charter Amendment to change the name of the Company and recommends that the Company's stockholders approve the adoption of the Charter Amendment. The effect of the Charter Amendment would be to change the name of the Company from "HRE Properties, Inc." to "Urstadt Biddle Properties Inc."

     The Company was organized in 1969 as a Massachusetts business trust under the original name of "Hubbard Real Estate Investments." At the time, the name was selected because Merrill Lynch, the sponsor of the trust, had bought the real estate firm owned by John and Morrison Hubbard and wanted to capitalize on their name and reputation. In 1986, when the Company became self-managed, Merrill Lynch kept the "Hubbard" name and the Company's name was changed to "HRE", which is its symbol on the New York Stock Exchange.

     Until 1989, the Company's primary business consisted of diverse use (office, industrial and retail) properties widely spread throughout 19 states. Beginning in 1989, the Company, under the leadership of Charles J. Urstadt, the Company's Chairman, Chief Executive Officer and principal stockholder, began to refocus the business activities into equity investments in shopping centers, with primary emphasis in the Northeastern part of the United States. In 1997, the Company effected a reorganization pursuant to which, among other things, the Company became a Maryland corporation. Mr. Biddle, who joined the Company in 1992, is a director and the President and Chief Operating Officer of the Company. He has a substantial interest in the Company and represents the next generation of leadership for the Company.

     The Board of Directors of the Company believes that the name HRE has a lack of identity and has been confused with other similarly named real estate companies such as BRE, HRH, HMG, HRO, HMH. It also believes that by allowing the use of their names, Messrs. Urstadt and Biddle are demonstrating their commitment to and confidence in the integrity and future success of the Company and, therefore, the Board recommends the change of name.

     The change of name pursuant to the Charter Amendment will not affect in any way the validity or transferability of stock certificates currently outstanding, and the Company's stockholders will not be required to surrender for exchange any certificates now held by them. In addition, the change of name will not affect in any way the capital structure of the Company or the listing of any of the Common Shares on the New York Stock Exchange, except that the Company will obtain a new stock exchange ticker symbol to reflect the new Company name. If the proposed Charter Amendment is approved by the stockholders, the Company expects to adopt the ticker symbol "UBP" on the New York Stock Exchange effective March 11, 1998.

     The adoption of the Charter Amendment proposal to change the Company's name requires the affirmative vote of a majority of the Common Shares outstanding on the Record Date. The text of the proposed Charter Amendment is attached as
Exhibit 1 to this Proxy Statement. If the Charter Amendment is adopted by the stockholders, it will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of the State of Maryland. Such filing is expected to be accomplished immediately after the Meeting. Stockholders of the Company will not have any dissenters' rights of appraisal in connection with the vote upon the Charter Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE CHARTER AMENDMENT PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO "URSTADT BIDDLE PROPERTIES INC."


                       PROPOSAL 2. ELECTION OF DIRECTORS

     Pursuant to Section 6.2 of the Articles of Incorporation, the Directors are divided into three classes serving three-year terms. Three Directors, comprising Class I, are to be elected at the Meeting. Messrs. Willing L. Biddle, E. Virgil Conway and Charles D. Urstadt have been nominated for election as Directors to hold office until the year 2001 Annual Meeting and until their successors have been elected and shall qualify.

                                        PRINCIPAL OCCUPATION                                DIRECTOR
                                       FOR THE PAST FIVE YEARS                             CONTINUOUS   TERM TO
          NAME                        AND CURRENT DIRECTORSHIPS                      AGE     SINCE       EXPIRE
------------------------ ---------------------------------------------------         ----- ------------ --------
                                               CLASS I
                                  (TO BE NOMINATED FOR ELECTION BY
                          HOLDERS OF COMMON SHARES TO SERVE FOR THREE YEARS)
Willing L. Biddle(E)     President and Chief Operating Officer  of  the  Company      36      1997       2001
                         since  December  1996;  Executive  Vice  President from
                         March   1996   to    December    1996;    Senior   Vice
                         President-Management  from June 1995 to March 1996; and
                         Vice  President -- Retail from April 1993 to June 1995;
                         Vice  President,   Levites  Realty   Management   Corp.
                         (1989-1993);    Commercial   Lending   Officer,   Chase
                         Manhattan Bank (1983-1988); Executive Committee Member,
                         Real Estate Finance Association.

E. Virgil Conway(C)(E)   Chairman,  Metropolitan Transportation Authority (since      68      1989       2001
                         1995); Former Chairman,  Financial Accounting Standards
                         Advisory Council (1992-1995);  Financial Consultant and
                         Corporate  Director (since January 1989);  Chairman and
                         Director,   The   Seamen's   Bank  for   Savings,   FSB
                         (1969-1989);  Trustee,  Consolidated  Edison Company of
                         New York, Inc.;  Director,  Union Pacific  Corporation;
                         Trustee,  Phoenix  Home  Life  Mutual  Funds;  Trustee,
                         Atlantic Mutual Insurance Company; Director, Centennial
                         Insurance Com- pany;  Director,  Trism, Inc.; Director,
                         AccuHealth,    Inc.;   Chairman,   New   York   Housing
                         Partnership  Development  Corporation;  Vice  Chairman,
                         Academy of Political Science; Trustee, Pace University.

Charles D.  Urstadt(A)   Senior  Director,  Brown Harris Stevens,  LLC (since 38
                         1997  2001  1992);  President  and  Director,   Urstadt
                         Property   Company,    Inc.;   Publisher,    New   York
                         Construction   News  (1984-1992);   Member,   Board  of
                         Consultants of the Company (1991-1997) ;  President and
                         Director, East Side Association;  Director,  Friends of
                         Channel  13;  Board  Member,  New York State  Board for
                         Historic  Preservation  (since 1996);  Former Director,
                         New York Building Congress (1988-1992).

                                       PRINCIPAL OCCUPATION                                 DIRECTOR
                                      FOR THE PAST FIVE YEARS                              CONTINUOUS   TERM TO
         NAME                        AND CURRENT DIRECTORSHIPS                       AGE     SINCE       EXPIRE
----------------------   ---------------------------------------------------         ----- ------------ --------
                                             CLASS II
                                 (TERM OF OFFICE EXPIRES IN 1999)
Peter Herrick(A)(E)      Retired Vice Chairman  (1990-1992)  and  Director,  The      70      1990       1999
                         Bank  of  New  York;   President  and  Chief  Operating
                         Officer,  The Bank of New York  (February  1982 to June
                         1990);  President  and  Director,  The Bank of New York
                         Company,  Inc.  (February 1984 to March 1992);  Member,
                         New York State Banking Board (June 1990 to April 1993);
                         Director, BNY Hamilton Funds.

Paul D. Paganucci(A)     Chairman, Ledyard  National Bank  (since  April  1991);      66      1984       1999
                         1991);  Chairman  of the  Executive  Committee  of W.R.
                         Grace & Co. (July 1989 to March 1991);  Vice  Chairman,
                         W.R.  Grace  &  Co.   (November  1986  to  July  1989);
                         Executive Vice  President,  W.R.  Grace & Co.  (January
                         1986 to November  1986);  formerly  Vice  President and
                         Treasurer of Dartmouth  College  (July 1977 to December
                         1985);  Director,  Filene's Basement,  Inc.;  Director,
                         Allmerica  Securities Trust, Inc.;  Director IGI, Inc.;
                         Trustee, Colby College;  Director, The Grace Institute.

James O. York(A)         Real  Estate  Counselor  (since  1988); Retired in 1987      70      1979       1999
                         1987 as President of R.H. Macy Properties  Division and
                         as Senior Vice President and Director of R.H. Macy Co.,
                         Inc.;  Trustee,  The International  Council of Shopping
                         Centers Education and Research Foundation.

                                          PRINCIPAL OCCUPATION                              DIRECTOR
                                        FOR THE PAST FIVE YEARS                            CONTINUOUS   TERM TO
           NAME                        AND CURRENT DIRECTORSHIPS                     AGE     SINCE       EXPIRE
------------------------ ----------------------------------------------------        ----- ------------ --------
                                               CLASS III
                                    (TERM OF OFFICE EXPIRES IN 2000)
Robert R. Douglass(C)    Of  Counsel,  Milbank,  Tweed  Hadley   and   McCloy;        66      1991       2000
                         Chairman and Director, Cedel; Retired Vice Chairman and
                         Director,  The  Chase  Manhattan  Corporation  (1985 to
                         1993);  Executive Vice  President,  General Counsel and
                         Secretary,  The Chase  Manhattan  Corporation  (1976 to
                         1985);  Trustee,  Dartmouth  College  (1983  to  1993);
                         Chairman,   Downtown   Lower   Manhattan   Association;
                         Chairman of Alliance for  Downtown New York;  Director,
                         Business  Council  for  the  United  Nations;   Member,
                         Council  on  Foreign   Relations;   Director,   Gryphon
                         Holdings, Inc.

George H.C. Lawrence (C) President  and  Chief  Executive   Officer,  Lawrence        60      1988       2000
                         Properties,   Inc.  (since  1970);  Director,   Urstadt
                         Property  Company,   Inc.;   Trustee,   Sarah  Lawrence
                         College;  Director,  Westchester  County Associa- tion;
                         Senior Vice President and Director,  Kensico  Cemetery;
                         Director, CLX Energy.

Charles J. Urstadt(E)    Chairman of the Board of Directors and Chief  Executive      69      1975       2000
                         Executive  Officer  of  the  Company  (since  September
                         1989);  Chairman,   President  and  Director,   Urstadt
                         Property  Company,   Inc.  (a  real  estate  investment
                         corporation);   Trustee   Emeritus,   Pace  University;
                         Advisory  Director,   Putnam  Trust  Company;  Trustee,
                         Teacher's Insurance and Annuity Association.


----------
(A) Member of Audit Committee

(C) Member of Compensation Committee

(E) Member of Executive Committee


     During the fiscal year ended October 31, 1997, the Directors held six meetings. The Directors have three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. Each Director attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Directors and by all committees of which such Director is a member.

     The Audit Committee held two meetings during the fiscal year ended October 31, 1997. The Audit Committee recommends to the Directors the independent public accountants to be engaged by the Company, reviews with the Company's independent public accountants and management the Company's internal accounting procedures and controls, and reviews with the Company's independent public accountants the scope and results of the auditing engagement. Messrs. Peter Herrick, Paul D. Paganucci, Charles D. Urstadt and James O. York are the current members of the Audit Committee.

     The Executive Committee held one meeting during the fiscal year ended October 31, 1997. In general, the Executive Committee may exercise such powers of the Directors between meetings of the Directors as may be delegated to it by the Directors (except for certain powers of the Directors which may not be delegated). Messrs. Willing L. Biddle, E. Virgil Conway, Peter Herrick, and Charles J. Urstadt are the current members of the Executive Committee.

     The Compensation Committee, which makes recommendations to the Directors concerning compensation and administers the Company's Stock Option Plan and Restricted Stock Plan, held two meet-ings during the fiscal year ended October 31, 1997. Messrs. E. Virgil Conway, George H.C. Lawrence and Robert R. Douglass are the current members of the Compensation Committee.

     The Directors do not have a nominating committee but act as a group on such matters.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the Securities and Exchange Commission (the "SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 1996 through October 31, 1997, its Directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements.

     At the Meeting, the stockholders of the Company will be requested to elect three Directors, comprising Class I. The affirmative vote of the holders of not less than a majority of the Common Shares entitled to vote and present, in person or by properly executed proxy, at the Meeting, assuming the presence of a Quorum (as defined below), will be required to elect a Director.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
                     THE NOMINEES FOR ELECTION AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information as of January 12, 1998 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Shares then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and executive officers as a group:



                              5% BENEFICIAL OWNERS


                   NAME AND ADDRESS                        COMMON SHARES         PERCENT
                 OF BENEFICIAL OWNER                     BENEFICIALLY OWNED     OF CLASS
------------------------------------------------------   --------------------   -----------
     Charles J. Urstadt (1)   ........................        1,227,550            21.44%
     HRE Properties, Inc.
       321 Railroad Avenue
       Greenwich, Connecticut 06830

     Countryside Square Limited Partnership(2)  ......          600,000            10.42%
     c/o HRE Properties, Inc.
       321 Railroad Avenue
       Greenwich, Connecticut 06830

     Grace & White, Inc.(3)   ........................          324,100             5.63%
      515 Madison Avenue, Suite 1700
      New York, New York 10022

----------
(1) Of these shares, 25,000 are owned by Urstadt Property Company, Inc., a company of which Mr. Urstadt is the chairman, a director and a principal stockholder, 900,000 shares are owned by two irrevocable trusts established for Mr. Urstadt's adult children and 50,000 shares are owned by Elinor Urstadt, Mr. Urstadt's wife. The figure excludes 57,750 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, but includes 236,750 shares issuable upon exercise of options exercisable within 60 days. See "Compensation and Transactions with Management and Others" below. Also excludes 25,000 cash appreciation rights, all of which are exercisable within 60 days.

(2) Pursuant to the terms of a Limited Partnership Agreement of Countryside Square Limited Partnership (the "Partnership"), dated as of November 22, 1996 (the "Partnership Agreement"), by and among the Company, as general partner, and the limited partners signatory thereto, the limited partners contributed to the capital of the Partnership the 600,000 Common Shares previously held by such limited partners. As the general partner of the Partnership, the Company may be deemed to beneficially own the 600,000 Common Shares held by the Partnership.


(3) Based upon information contained in Amendment No. 1 to Schedule 13 G filed with the SEC on February 12, 1997.

                             DIRECTORS AND OFFICERS


                                                                        COMMON SHARES         PERCENT
                               NAME                                   BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------   --------------------   ---------
   Charles J. Urstadt .............................................       1,227,550(1)          21.4%
   Willing L. Biddle  .............................................          42,950(6)             *
   E. Virgil Conway   .............................................          12,500(2)(3)          *
   Robert R. Douglass .............................................           7,600(3)(7)          *
   Peter Herrick   ................................................          18,000(2)(3)          *
   George H.C. Lawrence  ..........................................          25,400(3)(9)          *
   Paul D. Paganucci  .............................................           8,000(2)(3)          *
   Charles D. Urstadt .............................................               0(10)            *
   James O. York   ................................................           7,100(2)(3)          *
   James R. Moore  ................................................          45,166(4)             *
   Raymond P. Argila  .............................................          27,416(5)             *
   Directors and executive officers as a group (11 persons)  ......       1,421,682(8)          24.7%

----------
  *  Less than 1%

 (1) Includes 25,000 shares owned by Urstadt Property Company Inc., 900,000 Common Shares owned by two irrevocable trusts established for Mr. Urstadt's adult children, including Mr. Charles D. Urstadt, a director of the Company, and 50,000 Common Shares owned by Elinor Urstadt, Mr. Urstadt's wife. Excludes 57,750 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, but includes 236,750 Common Shares issuable upon exercise of options exercisable within 60 days. Also excludes 25,000 cash appreciation rights all of which are exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

 (2) Includes 6,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

 (3) Excludes 1,000 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days.

 (4) Includes 28,500 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. Excludes 9,000 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

 (5) Includes 13,250 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. Excludes 6,750 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

 (6) Includes 10,250 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. Excludes 8,750 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days. Mr. Biddle is the son-in-law of Mr. Urstadt.

 (7) Includes 5,000 Common Shares issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days. See "Compensation and Transactions with Management and Others" below.

 (8) Excludes 88,250 Common Shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within 60 days, but includes 319,750 Common Shares issuable upon exercise of options which are exercisable within 60 days. Also excludes 25,000 cash appreciation rights all of which are exercisable within 60 days.

 (9) Includes 2,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(10) Mr. Charles D. Urstadt, son of Mr. Charles J. Urstadt, is the sole beneficiary of an irrevocable trust established by Mr. Charles J. Urstadt which holds 450,000 Common Shares.

            COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS


   Executive Officer Compensation

     There is set forth below information concerning the annual and long-term compensation paid by the Company during each of the three years ended October 31, 1997 to those persons who were, at October 31, 1997 (i) the chief executive officer and (ii) the three other most highly compensated executive officers of the Company constituting the only persons who were serving as executive officers at such date.


                           SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM COMPENSATION
                    ANNUAL COMPENSATION                                                  AWARDS/PAYOUTS
------------------------------------------------------------                -----------------------------------------
                                                                                $
                                                                            RESTRICTED        #
         NAME AND                                                             STOCK        OPTIONS/      ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY       BONUS       TOTAL        AWARD(1)        SARS       COMPENSATION
--------------------------   ------   ----------   ---------   ----------   ------------   ----------   -------------
Charles J. Urstadt  ......   1997      $240,000     $50,000     $290,000      $256,875            0        $14,500
Chief Executive Officer      1996      $240,000     $50,000     $290,000      $      0       52,000        $14,165
                             1995      $225,000     $40,000     $265,000      $      0       50,000        $ 7,500

Willing L. Biddle   ......   1997      $180,833     $70,000     $250,833      $342,500            0        $12,504
President & Chief            1996      $146,250     $15,000     $161,250      $      0        9,500        $ 8,063
Operating Officer            1995      $100,813     $10,000     $110,813      $      0        5,000        $ 5,541

James R. Moore,  .........   1997      $158,333     $15,000     $173,333      $ 85,625            0        $ 8,667
Executive Vice President     1996      $147,292     $15,000     $162,292      $      0        8,500        $ 8,115
                             1995      $138,813     $10,000     $148,813      $      0        7,000        $ 7,440

Raymond P. Argila,  ......   1997      $136,255     $ 6,000     $142,255      $ 42,812            0        $ 7,113
Senior Vice President        1996      $131,167     $10,000     $141,167      $      0        6,000        $ 7,058
                             1995      $126,073     $ 5,000     $131,073      $      0        6,000        $ 6,554


----------

  * Consists of a discretionary contribution by the Company to the Company's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer and related excess benefit compensation.

(1) Amounts shown represent the dollar value on the date of grant. The aggregate number of shares of restricted stock held on October 31, 1997 and the value thereof as of such date, were as follows: Urstadt: 15,000 shares ($273,750),
    Biddle: 20,000 shares ($365,000),  Moore: 5,000 shares ($91,250) and Argila:
    2,500 shares ($45,625). Restricted Stock awards granted in 1997 vest at the end of five years. Dividends on shares of restricted stock are paid as declared.

   Director Compensation

     Other than Messrs. Urstadt and Biddle, each Director is entitled to an annual retainer of $16,000 and compensation of $1,200 for each Director meeting and each committee meeting attended. Directors may elect to defer payment of any fees until they leave office. The Company paid annual interest of 7.5% on deferred Director fees during the fiscal year ended October 31, 1997 and currently accrues 7.5% annual interest on deferred Director fees.


   Excess Benefit and Deferred Compensation Plan

     Effective November 1, 1996, the Directors adopted the HRE Properties Excess Benefit and Deferred Compensation Plan, a non-qualified deferred compensation plan. The Plan is intended to provide eligible employees with benefits in excess of the amounts which may be provided under the Company's tax-qualified Profit Sharing and Savings Plan (a 401(K) plan), and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Company's Profit Sharing and Savings Plan, currently $160,000.

     Under the Plan, a participant is credited with an amount equal to the contributions which would have been credited to the participant if the $160,000 compensation limitation under the Profit Sharing and Savings Plan did not apply. Amounts credited under the Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 1997, the Company paid annual interest of 7.5% on deferred compensation accounts. In the event of a "change of control" (as defined in the Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under the Plan.


   Change of Control Agreements

     The Company has agreements with each of its officers, including Messrs. Urstadt, Biddle, Moore and Argila, under which, in certain circumstances following a Change of Control of the Company (as defined in such agreements), the Company would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Company terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, the Company will make a severance payment equal to a portion of such person's base salary, together with medical and other benefits during such period. The severance payments range from 6 months' to 12 months' salary plus benefits. Messrs. Urstadt, Biddle, Moore and Argila would each receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore and Argila are currently $260,000, $200,000, $170,000 and $140,000, respectively. Each of such agreements has an indefinite term.


   Stock Options

     Under the Company's Stock Option Plan ("Plan"), 424,145 shares of the Company's authorized but unissued Common Shares are reserved for issuance upon the exercise of options or stock appreciation rights which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Company as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Directors. The Plan provides that each Director who is not a full-time employee or former full-time employee of the Company will automatically be awarded options covering 1,000 shares on April 1 of each year. The Plan is administered by the Compensation Committee.

     The Compensation Committee has authorized loans to finance the exercise of incentive stock options granted to executive officers. The loans have a five-year term, subject to extension at the discretion of the Compensation Committee, bear interest at the Base Rate of The First National Bank of Boston and are secured by a pledge of the related shares. The loans become due on termination of employment by the Company, but are automatically extended for seven months following termination of employment other than for cause, and for 13 months following termination of employment occurring after a Change of Control of the Company.

     The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARs.


AGGREGATED  OPTIONS/SAR  EXERCISES  IN LAST  FISCAL  YEAR AND FY-END  OPTION/SAR
VALUES


                                                                NUMBER OF        VALUE OF UNEXERCISED
                                                               UNEXERCISED           IN-THE-MONEY
                                                             OPTIONS/SARS AT       OPTIONS/SARS AT
                               SHARES                           FY-END(#)             FY-END($)
                             ACQUIRED ON        VALUE         EXERCISABLE/           EXERCISABLE/
          NAMES              EXERCISE(#)     REALIZED($)      UNEXERCISEABLE        UNEXERCISABLE
--------------------------   -------------   -------------   -----------------   ---------------------
Charles J. Urstadt  ......          --               --       236,750/57,750      $1,123,469/$214,469
Willing L. Biddle   ......          --               --         10,250/8,750      $    38,719/$30,938
James R. Moore   .........      11,666          $76,404         28,500/9,000      $    57,906/$32,656
Raymond P. Argila   ......      11,666          $66,196         13,250/6,750      $    49,969/$25,219

   Restricted Stock Plan

     Under the Company's Restricted Stock Award Plan (the "Restricted Stock Plan"), 250,000 shares of the Company's authorized but unissued Common Shares are reserved for issuance in connection with restricted stock awards made under the Restricted Stock Plan. The persons eligible to receive restricted stock awards under the Restricted Stock Plan are selected by the Compensation Committee, in its discretion, from management personnel who are considered to have significant responsibility for the growth and profitability of the Company. The Restricted Stock Plan is administered by the Compensation Committee.

     Each restricted stock award is evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award, (ii) the restrictions applicable to the award, including (without limitation) the employment status rules governing forfeiture, and the prohibition against the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period, and (iii) the eligibility to share in dividends and other distributions paid to the Company's stockholders during the restricted period.

     If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If the employment of a participant shall be terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if that participant had remained in the employment of the Company.

     The Compensation Committee will have the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws or otherwise. Restrictions will lapse immediately upon a "change in control" (as defined in the Restricted Stock Plan) of the Company.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three independent outside Directors, is responsible for making recommendations to the Board concerning compensation and for administering the Company's Stock Option Plan and
Restricted Stock Plan. The Compensation Committee considered a variety of factors and criteria in arriving at its recommendations for compensation of the Company's executive officers for fiscal 1997.

     The  Committee  believes  that  compensation  should be structured so as to provide incentives to the Company's officers to enhance the long-term profitability of the Company. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Company's executive officers with those of its stockholders.

     In evaluating the potential long-term profitability of the Company and making its fiscal 1997 compensation recommendations, the Committee considered stock price, projected and actual cash flow, leasing activities, new acquisitions and other factors in arriving at its conclusions. In 1997, the stockholders approved a Restricted Stock Award Plan to provide the Company's key executives with a direct incentive to improve the Company's profitability and consequently, stockholder value. The Plan provides that restricted stock be held for a specified time after it is issued before it can be sold or disposed of. Thus, if the executive leaves the Company other than by retirement, the unvested stock generally is forfeited. Restricted stock awards serve as both a reward for performance and a retention device for key executives as well as aligning their interests with all stockholders.

     The Committee believes that the continued focus by the Chief Executive Officer on financing, acquisitions and sales, leasing and cost containment, in the face of a highly competitive market, has positioned the Company for potential long-term profitability as this strategy matures. The Committee recognized the leadership by Mr. Urstadt during 1997 in all areas of management including particularly increasing leasing, debt reduction and undertaking acquisitions, which has resulted in a 11% improvement in cash flow in fiscal 1997. The Committee recommended to the Board of Directors and the Board of Directors approved an increase in Mr. Urstadt's annual salary to $260,000 and an award to him of a cash bonus of $50,000.

     The Committee also awarded Mr. Urstadt 15,000 shares of restricted stock. The amount of restricted stock was determined by the Committee based on its judgment as to the appropriate amount of incentive compensation that should be in the form of stock in order to meet competitive compensation trends among REITs of comparable size.

                             Compensation Committee
                             E. Virgil Conway, Chairman
                             George H.C. Lawrence
                             Robert R. Douglass

                               OTHER INFORMATION


                               PERFORMANCE GRAPH


     The following graph compares, for the five-year period ended October 31, 1997, the Company's cumulative total return to its stockholders with the returns for the NAREIT All-REIT Total Return Index published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG HRE PROPERTIES, INC., THE S&P 500 INDEX AND
                           THE NAREIT ALL-REIT INDEX














                         [COMPARISON GRAPH APPEARS HERE]























HRE Properties   ......      100       144       150       161       187       240
S&P 500 ...............      100       115       119       151       187       247
NAREIT ALL-REIT  ......      100       129       121       138       173       229
                           10/92     10/93     10/94     10/95     10/96     10/97



* $100 INVESTED ON 10/31/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING OCTOBER 31.

        PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                OF THE COMPANY

     Arthur Andersen LLP, independent auditors, provided auditing services to the Company during the fiscal year ended October 31, 1997. The Directors have, subject to ratification by the stockholders of the Company, appointed Arthur Andersen LLP to audit the financial statements of the Company for the ensuing fiscal year and recommend to the stockholders that such appointment be ratified. Representatives of Arthur Andersen LLP will be present at the Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions.

     The affirmative vote of the holders of not less than a majority of the Common Shares present, in person or by properly executed proxy, at the Meeting, assuming the presence of a Quorum, will be required to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


                 SOLICITATION OF PROXIES AND VOTING PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation and will not receive additional compensation for such services. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Shares, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assure the presence in person or by proxy of the largest number of stockholders possible, D.F. King & Company has been engaged to solicit proxies on behalf of the Company. It is anticipated that D.F. King & Company will be paid a fee of $7,500 for its services.

     The presence, either in person or by properly executed proxy, of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Meeting (a "Quorum"). Each of the Common Shares outstanding on the Record Date is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes.

     The Charter Amendment requires the affirmative vote of a majority of the Common Shares outstanding on the Record Date. Abstentions and broker non-votes will thus be the equivalent of negative votes with respect to the Charter Amendment.

     The election of the Directors and the ratifications of the appointment of the Company's auditors each requires the affirmative vote of a majority of the Common Shares entitled to vote and present, in person or by properly executed proxy, at the Meeting, assuming the presence of a Quorum. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

     Each of the proposals presented to the Company's stockholders at the Meeting is being presented as a separate and independent proposal and no proposal is conditioned upon adoption or approval of any other proposal.

                                 OTHER MATTERS

     The Directors know of no other business to be presented at the Meeting. If other matters properly come before the meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment.

     Proposals of stockholders intended to be presented to the Company's Annual Meeting of Stockholders to be held in 1999 must be received by the Company by October 1, 1998. Such proposal must also comply with the requirements as to form and substance established by the SEC for such proposals to be included in the proxy statement.

     You are urged to complete, date, sign and return your Proxy Card promptly to make certain your Shares will be voted at the Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                      WHETHER YOU OWN FEW OR MANY SHARES.
           PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                                                                       EXHIBIT 1


                             ARTICLES OF AMENDMENT

     HRE Properties, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The Corporation desires to amend its Charter as currently in effect.

     SECOND: The amendment to the Charter of the Corporation set forth herein shall become effective on the date and at the time that these Articles of Amendment (the "Articles") are filed with, and approved and accepted for record by, the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law.

     THIRD: Article II of the Corporation's Charter is hereby deleted in its entirety and in its place shall be inserted the following:



                                   ARTICLE II
                                      NAME
                                    --------

     The name of the corporation (the "Corporation") is:


                         URSTADT BIDDLE PROPERTIES INC.

     FOURTH: The amendment to the Charter of the Corporation set forth in these Articles was advised by the board of directors of the Corporation and approved by the stockholders of the Corporation, all in the manner prescribed by and in accordance with the provisions of the Maryland General Corporation Law relating to charter amendments.


                                    * * * *


     IN WITNESS WHEREOF, HRE Properties, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its President who achnowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles of Amendment are true in all material respects and its corporate seal is to be affixed and attested to by its Secretary as of this ___ day of ___________, 19__




ATTEST:                                     HRE PROPERTIES, INC.


-----------------------                     -----------------------
James R. Moore, Secretary                   Willing L. Biddle, President

                          (Form of Proxy Card - Front)

                              HRE PROPERTIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held on March 11, 1998


The undersigned hereby constitutes and appoints Willing L. Biddle and James R. Moore, and each of them, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all shares of Common Stock, par value $.01 per share, of HRE Properties, Inc. (the "Company") held of record as of the close of business on January 27, 1998, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on Wednesday March 11, 1998, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR (I) THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, WHICH PROVIDES FOR THE CHANGE OF THE NAME OF THE COMPANY FROM "HRE PROPERTIES, INC." TO "URSTADT BIDDLE PROPERTIES INC.", AS SET FORTH IN PROPOSAL 1, (II) THE ELECTION OF THREE DIRECTORS OF THE COMPANY TO SERVE FOR THE ENSUING THREE YEARS, AS SET FORTH IN PROPOSAL 2, AND (III) THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE ENSUING FISCAL YEAR, AS SET FORTH IN PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              HRE PROPERTIES, INC.


               Please vote and sign on the other side and return
                    promptly in the enclosed envelope. Do not
                           forget to date your proxy.

Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

                         (Form of Proxy Card - Reverse)


     Please check appropriate box

     Proposal 1. Proposal to approve the proposed amendment to the Company's Articles of Incorporation, which provides for the change of the name of the Company from "HRE Properties, Inc." to "Urstadt Biddle Properties Inc."

     FOR       [ ]            AGAINST        [ ]            ABSTAIN        [ ]

                    PROPOSAL 1                     PROPOSAL 1

     Proposal 2. Proposal to elect three Directors of the Company to serve for the ensuing three years.

FOR all nominees     [ ] WITHHOLD  AUTHORITY  to vote  [ ] EXCEPTIONS [ ]
     listed below        for all nominees listed below

Nominees: Willing L. Biddle, E. Virgil Conway, Charles D. Urstadt
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

Exceptions:
             --------------------------------

     Proposal 3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the ensuing fiscal year.

     FOR       [ ]            AGAINST         [ ]           ABSTAIN        [ ]

                    PROPOSAL 3                     PROPOSAL 3

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THESE PROPOSALS.


                                      Please be sure to sign and date this proxy

                                      Date:
                                                   -----------------------------

                                      Signature(s):
                                                   -----------------------------

                                                   -----------------------------